                                                                    EXHIBIT 10.1
================================================================================

                                  $60,000,000


                               Credit Agreement

                                  Dated as of

                                 June 21, 1996

                                     Among

                         Viking Office Products, Inc.,

                 The Guarantors from time to time party hereto,

                            The Banks Party Hereto,

                                      and

                              ABN AMRO Bank N.V.,
                            as Administrative Agent


================================================================================

                               TABLE OF CONTENTS

             (This Table of Contents is not part of the Agreement)

                                                                                                       Page

Section 1.          Definitions; Interpretation........................................................ 1

   Section 1.1.        Definitions..................................................................... 1
   Section 1.2.        Interpretation.................................................................. 9

Section 2.          The Revolving Credit...............................................................10

   Section 2.1.        The Loan Commitment.............................................................10
   Section 2.2.        Applicable Interest Rates.......................................................10
   Section 2.3.        Minimum Borrowing Amounts.......................................................12
   Section 2.4.        Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans....12
   Section 2.5.        Interest Periods................................................................14
   Section 2.6.        Maturity of Loans...............................................................14
   Section 2.7.        Prepayments.....................................................................15
   Section 2.8.        Default Rate....................................................................15
   Section 2.9.        The Notes.......................................................................15
   Section 2.10.       Funding Indemnity...............................................................16
   Section 2.11.       Commitment Terminations.........................................................16

Section 3.          Fees and Extensions................................................................17

   Section 3.1.        Fees............................................................................17

Section 4.          Place and Application of Payments..................................................17

   Section 4.1.        Place and Application of Payments...............................................17

Section 5.          Representations and Warranties.....................................................18

   Section 5.1.        Corporate Organization and Authority............................................18
   Section 5.2.        Subsidiaries....................................................................18
   Section 5.3.        Corporate Authority and Validity of Obligations.................................18
   Section 5.4.        Financial Statements............................................................19
   Section 5.5.        No Litigation; No Labor Controversies...........................................19
   Section 5.6.        Taxes...........................................................................19
   Section 5.7.        Approvals.......................................................................20
   Section 5.8.        ERISA...........................................................................20
   Section 5.9.        Government Regulation...........................................................20
   Section 5.10.       Margin Stock; Use of Proceeds...................................................20
   Section 5.11.       Licenses and Authorizations; Compliance with Laws...............................20
   Section 5.12.       Ownership of Property; Liens....................................................21
   Section 5.13.       No Burdensome Restrictions; Compliance with Agreements..........................21

   Section 5.14.       Full Disclosure.................................................................21

Section 6.          Conditions Precedent...............................................................21

   Section 6.1.        Initial Credit Event............................................................21
   Section 6.2.        All Credit Events...............................................................22
   Section 6.3.        Determinations Under Section 6.1................................................23

Section 7.          Covenants..........................................................................23

   Section 7.1.        Corporate Existence; Subsidiaries...............................................23
   Section 7.2.        Maintenance.....................................................................23
   Section 7.3.        Taxes...........................................................................24
   Section 7.4.        ERISA...........................................................................24
   Section 7.5.        Insurance.......................................................................24
   Section 7.6.        Financial Reports and Other Information.........................................24
   Section 7.7.        Bank Inspection Rights..........................................................26
   Section 7.8.        Conduct of Business.............................................................26
   Section 7.9.        Liens...........................................................................27
   Section 7.10.       Use of Proceeds; Regulation U...................................................28
   Section 7.11.       Mergers, Consolidations and Sales...............................................29
   Section 7.12.       Use of Property and Facilities; Environmental and Health and Safety Laws........30
   Section 7.13.       Investments, Acquisitions, Loans and Advances...................................30
   Section 7.14.       Restrictions on Indebtedness....................................................32
   Section 7.15.       Consolidated Net Worth..........................................................32
   Section 7.16.       Leverage Ratio..................................................................33
   Section 7.17.       Interest and Rent Coverage Ratio................................................33
   Section 7.18.       Dividends and Other Shareholder Distributions...................................33
   Section 7.19.       Compliance with Laws............................................................33
   Section 7.20.       Guarantees of Certain Material Subsidiaries.....................................33

Section 8.          Events of Default and Remedies.....................................................33

   Section 8.1.        Events of Default...............................................................33
   Section 8.2.        Non-Bankruptcy Defaults and Change of Control...................................35
   Section 8.3.        Bankruptcy Defaults.............................................................36
   Section 8.4.        Expenses........................................................................36

Section 9.          Change in Circumstances............................................................36

   Section 9.1.        Change of Law...................................................................36
   Section 9.2.        Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR...36
   Section 9.3.        Increased Cost and Reduced Return...............................................37
   Section 9.4.        Lending Offices.................................................................39
   Section 9.5.        Discretion of Bank as to Manner of Funding......................................39

Section 10.         The Agent..........................................................................39

   Section 10.1.       Appointment and Authorization of Administrative Agent...........................39
   Section 10.2.       Administrative Agent and its Affiliates.........................................39
   Section 10.3.       Action by Administrative Agent..................................................39
   Section 10.4.       Consultation with Experts.......................................................40
   Section 10.5.       Liability of Administrative Agent; Credit Decision..............................40
   Section 10.6.       Indemnity.......................................................................41
   Section 10.7.       Resignation of Administrative Agent and Successor Administrative Agent..........41

Section 11.         The Guarantees.....................................................................42

   Section 11.1.       The Guarantees..................................................................42
   Section 11.2.       Guarantee Unconditional.........................................................42
   Section 11.3.       Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.....43
   Section 11.4.       Waivers.........................................................................43
   Section 11.5.       Limit on Recovery...............................................................43
   Section 11.6.       Stay of Acceleration............................................................43

Section 12.         Miscellaneous......................................................................44

   Section 12.1.       Withholding Taxes...............................................................44
   Section 12.2.       No Waiver of Rights.............................................................45
   Section 12.3.       Non-Business Day................................................................45
   Section 12.4.       Documentary Taxes...............................................................46
   Section 12.5.       Survival of Representations.....................................................46
   Section 12.6.       Survival of Indemnities.........................................................46
   Section 12.7.       Set-Off.........................................................................46
   Section 12.8.       Notices.........................................................................47
   Section 12.9.       Counterparts....................................................................48
   Section 12.10.      Successors and Assigns..........................................................48
   Section 12.11.      Participants and Note Assignees.................................................48
   Section 12.12.      Assignment of Commitments by Banks..............................................48
   Section 12.13.      Amendments......................................................................49
   Section 12.14.      Headings........................................................................49
   Section 12.15.      Legal Fees, Other Costs and Indemnification.....................................49
   Section 12.16.      Confidentiality.................................................................51
   Section 12.17.      Entire Agreement................................................................51
   Section 12.18.      Construction....................................................................51
   Section 12.19.      Governing Law...................................................................51
   Section 12.20.      Submission to Jurisdiction; Waiver of Jury Trial................................52

Signature..............................................................................................53

Exhibits
                  Exhibit A -  Form of Note
                  Exhibit B -  Form of Legal Opinion
                  Exhibit C -  Compliance Certificate
                  Exhibit D - Form of Subsidiary Guarantee Agreement Exhibit E - Assignment and Assumption Agreement

Schedules
                  Schedule 1     Pricing Grid
                  Schedule 5.2   Schedule of Existing Subsidiaries
                  Schedule 5.5   Litigation and Labor Controversies
                  Schedule 7.9   Existing Liens

                                CREDIT AGREEMENT

     CREDIT AGREEMENT, dated as of June 21, 1996 among Viking Office Products, Inc., a California corporation (the "Borrower"), the Guarantors from time to time party hereto, the banks from time to time party hereto (each a "Bank," and collectively the "Banks") and ABN AMRO Bank N.V. in its capacity as agent for the banks hereunder (in such capacity, the "Administrative Agent").

                                WITNESSETH THAT:

     WHEREAS, the Borrower desires to obtain the several commitments of the Banks to make available a revolving credit for loans and letters of credit (the "Revolving Credit"), as described herein; and

     WHEREAS, the Banks are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth.

     NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions; Interpretation.

   Section 1.1. Definitions. The following terms when used herein have the following meanings:

     "Adjusted Domestic Net Worth" means, as of the date of any determination thereof, Domestic Net Worth minus the amount of any assets relating to intercompany Indebtedness or Investments between the Borrower and its Subsidiaries otherwise included in calculating Domestic Net Worth, as computed and shown on a net basis in accordance with the consolidating financial statements referred to in Section 5.4 hereof.

     "Adjusted LIBOR" is defined in Section 2.2(b) hereof.

     "Administrative Agent" is defined in the first paragraph of this Agreement and includes any successor Administrative Agent pursuant to Section 10.7 hereof.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and such Subsidiary.

     "Agreement" means this Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurodollar Loans, the Eurodollar Margin.

     "Applicable Telerate Page" is defined in Section 2.2(b) hereof.

     "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in substantially the form of Exhibit E attached hereto.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by the Borrower to the Administrative Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

     "Bank" is defined in the first paragraph of this Agreement.

     "Base Rate" is defined in Section 2.2(a) hereof.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 2.2(a) hereof.

     "Base Rate Margin" means the percentage set forth in Schedule 1 hereto as the "Base Rate Margin" beside the then applicable Leverage Ratio.

     "Borrower" is defined in the first paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.4(a).

     "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in New York, New York or Los Angeles, California and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England.

     "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

     "Change of Control Event" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" is defined in Section 2.1 hereof.

     "Compliance Certificate" means a certificate in the form of Exhibit C hereto.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP, adjusted by excluding the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

     "Consolidated Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Documents" means this Agreement, the Notes and each Subsidiary Guarantee Agreement.

     "Credit Event" means the advancing of any Loan or the continuation of or conversion of a Borrowing into a Eurodollar Loan.

     "Domestic EBIT" means, for any period, Domestic Net Income for such period plus all amounts deducted in arriving at such Domestic Net Income amount for such period for Domestic Interest Expense and for federal, state and local income tax expense.

     "Domestic Interest and Rent Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of the sum of Domestic EBIT plus Domestic Lease Payments to the sum of Domestic Interest Expense plus Domestic Lease Payments for such period.

     "Domestic Interest Expense" means, for any period, the sum of all interest charges of the Borrower for such period determined on a consolidating basis but otherwise in accordance with GAAP.

     "Domestic Lease Payments" means, for any period, the aggregate amount of payments required to be made by the Borrower, on a consolidating basis but otherwise in accordance with GAAP, during such period in respect of operating leases or similar arrangements under which the Borrower is liable as lessee.

     "Domestic Leverage Ratio" means the ratio of (a) all Indebtedness of the Borrower determined on a consolidating basis to (b) the sum of all Indebtedness of the Borrower determined on a consolidating basis plus Adjusted Domestic Net Worth.

     "Domestic Net Income" means, for any period, the net income (or net loss) of the Borrower for such period computed on a consolidating basis but otherwise in accordance with GAAP, adjusted by excluding the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with the Borrower or that Person's assets are acquired by the Borrower.

     "Domestic Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon the balance sheet of the Borrower prepared on a consolidating basis but otherwise in accordance with GAAP.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "EBIT" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for Interest Expense and for foreign, federal, state and local income tax expense.

     "Effective Date" means the date on which the Administrative Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Administrative Agent) and the documents required by Section 6.1 hereof.

     "Environmental and Health Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or regulations relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

     "ERISA" is defined in Section 5.8 hereof.

     "Eurodollar Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.2(b) hereof.

     "Eurodollar Margin" means the percentage set forth in Schedule 1 hereto as the "Eurodollar Margin" beside the then applicable Leverage Ratio.

     "Eurodollar Reserve Percentage" is defined in Section 2.2(b) hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 8.1 hereof.

     "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto as the "Facility Fee Rate" beside the then applicable Leverage Ratio.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate set forth in
Section 2.2(a) hereof.

     "Fee Letter" means that certain letter between the Administrative Agent and the Borrower dated on or about the date hereof pertaining to fees to be paid by the Borrower to the Administrative Agent for its sole account and benefit.

     "Funded Debt" means and includes, for any Person (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person representing the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances, or other instruments of such Person, (iv) all obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, but only to the extent of the lesser of (x) the amount of the obligations so secured or (y) the greater of the net book or fair market value of such Property and (v) Capitalized Lease Obligations of such Person.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks as described in Section 5.4 hereof.

     "Guarantor" means each Subsidiary of the Borrower party hereto or that executes and delivers to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit D hereto along with the accompanying closing documents required by Section 7.1.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Hazardous Material" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

     "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services, (iii) obligations of such Person evidenced by bonds, debentures, notes, acceptances, or other instruments of such Person or arising out of letters of credit or surety instruments issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, but only to the extent of the lesser of (x) the amount of the obligations so secured or (y) the greater of the net book or fair market value of such Property, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty (the amount of which shall be calculated as provided in the last sentence of the definition of "Guaranty").

     "Interest and Rent Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of the sum of EBIT plus Lease Payments to the sum of Interest Expense plus Lease Payments for such period.

     "Interest Expense" means, for any period, the sum of all interest charges of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Interest Period" is defined in Section 2.5 hereof.

     "Investments" is defined in Section 7.13.

     "Lease Payments" means, for any period, the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period in respect of operating leases or similar arrangements under which the Borrower or any Subsidiary is liable as lessee.

     "Lending Office" is defined in Section 9.4 hereof.

     "Leverage Ratio" means the ratio of (a) all Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (b) the sum of all Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis plus Consolidated Net Worth.

     "LIBOR" is defined in Section 2.2(b) hereof.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

     "Loan" is defined in Section 2.1 hereof and the term "type" of Loan refers to its status as a Base Rate Loan or Eurodollar Loan.

     "Material Subsidiary" means a Subsidiary of the Borrower (i) whose total assets (as determined in accordance with GAAP) represent at least 5% of the total assets of the Borrower and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) determined based upon the most recent financial statements delivered pursuant to Section 7.6 or (ii) that contributes more than 10% to the EBIT for the Borrower and its

Subsidiaries (as determined on a consolidated basis in accordance with GAAP) based upon the most recent audited financial statements delivered pursuant to
Section 7.6.

     "Multiemployer Plan" means a multiemployer plan, as such term is defined in
Section 4001(a)(3) of ERISA, which is maintained (on the date hereof, within the five years preceding the date hereof, or at any time after the date hereof) for employees of the Borrower or any member of the Controlled Group.

     "Note" is defined in Section 2.9(a) hereof.

     "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

     "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage of the Commitments that was represented by such Bank's Commitment immediately prior to such termination.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, other than a Multiemployer Plan.

     "PBGC" is defined in Section 5.8 hereof.

     "Pricing Date" is defined in Schedule 1 hereto.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Required Banks" means, as of the date of determination thereof, (i) prior to the termination of the Commitments, Banks holding at least 66-2/3% of the Percentages and (ii) following the termination of the Commitments, Banks holding at least 66-2/3% of the Obligations.

     "SEC" means the Securities and Exchange Commission.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "Subsidiary" means, as to the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of a corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

     "Subsidiary Guarantee Agreement" means a letter to the Administrative Agent in the form of Exhibit D hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 7.1 hereof.

     "Telerate Service" means the Dow Jones Telerate Service.

     "Termination Date" means May 31, 2001.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

     "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

     "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

   Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement. When reference is made in this Agreement to consolidating financial information pertaining to the Borrower, such references shall for all purposes be deemed to be references to consolidating financial information pertaining solely to Viking Office Products, Inc. and shall not be deemed to include references to consolidating financial information pertaining to any of the Subsidiaries.

Section 2.  The Revolving Credit.

   Section 2.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars in an aggregate outstanding amount up to the amount of its commitment set forth on the applicable signature page hereof (such amount, as reduced pursuant to Section 2.11 or changed as a result of one or more assignments under Section 12.12, its "Commitment" and, cumulatively for all the Banks, the "Commitments") before the Termination Date, provided that the sum of the aggregate amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.4(a) hereof, the Borrower may elect that each Borrowing of Loans be either Base Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

   Section 2.2. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed (x) at all times the Base Rate is based on the rate described in clause (i) of the definition thereof, on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed or (y) at all times the Base Rate is based on the rate described in clause (ii) of the definition thereof, on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     "Base Rate" means for any day the greater of:

            (i) the rate of interest announced by the Administrative Agent in the United States from time to time as its prime rate, or equivalent, for U.S. Dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

            (ii) the sum of (x) the rate published by the Federal Reserve Bank of New York as the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (New York time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR =                      LIBOR
                            ---------------------------------
                            1 - Eurodollar Reserve Percentage

     "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, or
(b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars, for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing, which appears on the Applicable Telerate Page, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

     "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other page as may replace such page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to Obligations and a determination thereof by the Administrative Agent, if reasonably calculated, shall be conclusive and binding except in the case of manifest error.

   Section 2.3. Minimum Borrowing Amounts. Each Borrowing of Loans shall be in an amount not less than $1,000,000 and in integral multiples of $500,000.

   Section 2.4. Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans. (a) Notice to the Administrative Agent. The Borrower shall give written notice to the Administrative Agent by no later than 2:00 p.m. (New York time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Loans comprised of Base Rate Loans. The Loans included in each such Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Loans or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower or, convert part or all of such Borrowing into Base Rate Loans, and (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing of Loans to the Administrative Agent by telecopy (which notice shall be irrevocable once given). Notices of the continuation of a Borrowing of Loans comprised of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 2:00 p.m. (New York time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing of Loans shall be signed by two Authorized Representatives and shall specify the date of the requested advance, continuation or conversion of such Borrowing (which shall be a Business Day), the amount of the requested Borrowing of Loans to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative

Agent may rely on any such telecopy notice given by any two persons it in good faith believes are Authorized Representatives without the necessity of independent investigation. There may be no more than ten different Interest Periods for Eurodollar Loans in effect at any one time.

     (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 2.4(a) above. The Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurodollar Loans.

     (c) Borrower's Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 2.4(a) that it intends to convert such Borrowing into a Borrowing of Eurodollar Loans or notifies the Administrative Agent within the period required by Section 2.7(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 2.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.4(a) and has not notified the Administrative Agent within the period required by Section 2.7(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.

     (d) Disbursement of Loans. Not later than (i) 1:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Loans comprised of Eurodollar Loans and (ii) 3:00 p.m. (New York time) on the date of any requested advance of a new Borrowing of Loans comprised of Base Rate Loans, subject to
Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York. The Administrative Agent promptly thereafter shall make available to the Borrower Loans at the Administrative Agent's principal office in New York, New York or such other office as the Administrative Agent has previously agreed in writing with the Borrower, in each case in the type of funds received by the Administrative Agent from the Banks.

     (e) Administrative Agent Reliance on Bank Funding. Unless the Administrative Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. If the Borrower shall repay to the Administrative Agent such amount, such payment shall not relieve the defaulting Bank of any obligation it may have to the Borrower hereunder. The failure of any Bank to make the Loans to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loans to be made by such other Bank on the date of any Borrowing. The Bank which failed to make such Loans shall indemnify the Administrative Agent for any loss, cost or expense it may incur as a result of such failure.

   Section 2.5. Interest Periods. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last Business Day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last Business Day of a calendar quarter); and (b) in the case of Eurodollar Loans, the date selected by the Borrower that is 1, 2, 3, or 6 months thereafter; provided, however, that:

       (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

       (b) for any Borrowing of Eurodollar Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

       (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

       (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

   Section 2.6. Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), each Eurodollar Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto and each Base Rate Loan shall mature and become due and payable by the Borrower on the Termination Date.

   Section 2.7. Prepayments. (a) The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000 and integral multiples of $500,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $3,000,000 and integral multiples of $1,000,000, and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to
Section 2.3 hereof remains outstanding) any Borrowing of Eurodollar Loans upon three Business Days' prior notice to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Administrative Agent no later than 10:00 a.m. (New York time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. Any prepayment of Eurodollar Loans shall be subject to Section 2.10.

     (b) If the aggregate amount of outstanding Loans shall at any time for any reason exceed the Commitments then in effect, the Administrative Agent shall notify the Borrower of such circumstance and the Borrower shall, within three
(3) Business Days, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of the Loans. Immediately upon determining the need to make any such prepayment the Borrower shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.10.

   Section 2.8. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the rate described in clause (i) of the definition of Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

            (a) for any Base Rate Loan, the sum of two percent (2%) plus the Base Rate Margin plus the Base Rate from time to time in effect; and

            (b) for any Eurodollar Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate Margin plus the Base Rate from time to time in effect.

   Section 2.9. The Notes. (a) All Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto (each a "Note" and collectively the "Notes"), each such note to be payable to the order of the applicable Bank in the amount of its Commitment.

     (b) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period, and the interest rate applicable thereto, provided that prior to the transfer of such Note all such amounts shall be recorded on a schedule thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

   Section 2.10. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such
Bank) as a result of:

            (a) any payment (whether by acceleration or otherwise), prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (other than pursuant to Section 2.4(e)),

            (b) any failure (because of a failure to meet the conditions of Section Six or otherwise (other than pursuant to Section 9.2 or as a result of a default by any Bank or the Administrative Agent)) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to
     Section 2.4(a) or established pursuant to Section 2.4(c) hereof, or

            (c) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

   Section 2.11. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent signed by two Authorized Representatives, to terminate the

Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 or an integral multiple thereof, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the sum of the amount of all Loans then outstanding. The Administrative Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this
Section 2.11 may not be reinstated.

Section 3.  Fees and Extensions

   Section 3.1.  Fees.

       (a) Facility Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Commitments (whether used or unused). Such facility fee is payable in arrears on June 28, 1996, on the last Business Day of each calendar quarter thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

       (b) Other Fees. The Borrower shall pay to the Administrative Agent for the account of the Administrative Agent the fees agreed to between the Administrative Agent and the Borrower in the Fee Letter or as otherwise agreed in writing between them.

       (c) Fee Calculations. All fees payable under this Agreement shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Administrative Agent and, if reasonably calculated, shall be conclusive absent manifest error.

Section 4.  Place and Application of Payments

   Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (New York time) on the due date thereof at the principal office of the Administrative Agent in New York, New York (or no later than 12:00 noon local time at such other location as the Administrative Agent and the Borrower may agree) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. Subject to
Section 12.1, all such payments shall be made free and clear of, and without deduction for, any set-off, counterclaim, levy or any other deduction of any kind in U.S. Dollars, in immediately available funds at the place of payment. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or applicable fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

Section 5.  Representations and Warranties.

     The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

   Section 5.1. Corporate Organization and Authority. The Borrower is duly organized and existing in good standing under the laws of the State of California; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would materially and adversely affect its business, operations, Property or financial or other condition.

   Section 5.2. Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Subsidiary, the jurisdiction of its incorporation, and the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries. Each Material Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the business, operations, Property or financial or other condition of such Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien. There are no Material Subsidiaries who, if required to deliver a Subsidiary Guarantee Agreement pursuant to Section 7.20, have not so delivered such Subsidiary Guarantee Agreement.

   Section 5.3. Corporate Authority and Validity of Obligations. The Borrower has full corporate power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and each Guarantor enforceable in accordance with its terms. No Credit Document, nor the performance or observance by the Borrower or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law binding on or affecting the Borrower or any Guarantor or any charter or by-law provision of the Borrower or any Guarantor or (individually or in the aggregate) any material Contractual Obligation of or affecting the Borrower or any Guarantor or any of their respective

Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower or any Guarantor.

   Section 5.4. Financial Statements; No Material Adverse Change. (a) All consolidated financial statements heretofore delivered to the Banks showing historical performance of the Borrower and its Subsidiaries for any of the Borrower's fiscal years ending on or before June 30, 1995, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities required to be disclosed by GAAP other than those disclosed in the most recent financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since June 30, 1995, there has been no material adverse change in the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

     (b) The consolidating financial information on the Borrower heretofore delivered to the Banks is, taken as a whole and to the best of Borrower's knowledge, true and complete in all material respects.

   Section 5.5. No Litigation; No Labor Controversies. (a) Except as set forth on Schedule 5.5, there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower or any Guarantor, threatened, against the Borrower or any Subsidiary which, if adversely determined, could (individually or in the aggregate) reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

     (b) Except as set forth on Schedule 5.5, there are no labor controversies pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or any Subsidiary which could reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

   Section 5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed (after giving effect to all filing extensions granted by appropriate taxing authorities) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided if required by GAAP. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

   Section 5.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of any Credit Document to which it is a party.

   Section 5.8. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any material contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

   Section 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

   Section 5.10. Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.10. The Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

   Section 5.11. Licenses and Authorizations; Compliance with Laws. (a) The Borrower and its Subsidiaries have all necessary licenses, permits and governmental authorization to own and operate their Properties and to carry on their business as currently conducted and contemplated, except to the extent the failure to have the same could not reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole. The Borrower and each of its Subsidiaries is in material compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except where the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

     (b) The Borrower has reasonable grounds to believe that Environmental and Health Laws are unlikely to have any material adverse effect on the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

     (c) Neither the Borrower nor any Subsidiary has given, nor, to the knowledge of the Borrower, is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding which could reasonably be expected to have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole claiming that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Borrower's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Borrower or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or
(iv) any of the Borrower's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

   Section 5.12. Ownership of Property; Liens. The Borrower and each Subsidiary has good title to or valid leasehold interests in all its material Properties. None of the Borrower's or any Subsidiary's Property is subject to any Lien, except as permitted in Section 7.9.

   Section 5.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order that (individually or in the aggregate) materially adversely affects the business, operations, Property or financial or other condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default materially adversely affects the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

   Section 5.14. Full Disclosure. All information, taken as a whole, heretofore furnished by the Borrower or any Guarantor to the Administrative Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information, taken as a whole, hereafter furnished by the Borrower or any Guarantor to the Administrative Agent or any Bank will be, true and accurate in all material respects and such information, taken as a whole, does not and will not omit any material fact necessary to make the statements therein not misleading on the date as of which such information is provided, stated or certified.

Section 6.  Conditions Precedent.

     The obligation of each Bank to advance, continue, or convert any Loan shall be subject to the following conditions precedent:

   Section 6.1.  Initial Credit Event.  On or before the Effective Date:

            (a) The Administrative Agent shall have received for each Bank the favorable written opinion of Ervin, Cohen & Jessup, counsel to the Borrower substantially in the form of Exhibit B attached hereto and otherwise in form and substance satisfactory to the Banks;

            (b) The Administrative Agent shall have received for each Bank copies of (i) the Certificate of Incorporation, together with all amendments, and a certificate of good standing, for the Borrower certified as of a date not earlier than 30 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and (ii) the Borrower's bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

            (c) The Administrative Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

            (d) The Administrative Agent shall have received for each Bank such Bank's duly executed Note dated the date hereof and otherwise in compliance with the provisions of Section 2.9 hereof;

            (e) The Administrative Agent shall have received for each Bank a list of the Borrower's Authorized Representatives and such other documents as any Bank may reasonably request;

            (f) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Banks;

            (g) The Administrative Agent shall have received a certificate by the chief financial officer, vice president-finance, corporate controller or treasurer of the Borrower, on behalf of the Borrower and not in such officer's individual capacity, stating that on the date of such initial Credit Event no Default or Event of Default has occurred and is continuing; and

            (h) The Administrative Agent shall have received a duly executed Compliance Certificate containing financial information as of the last day of the most recently completed fiscal quarter of the Borrower.

   Section 6.2. All Credit Events. As of the time of each Credit Event hereunder:

            (a) In the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.4;

            (b) Each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

            (c) No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

            (d) After giving effect to the Credit Event the aggregate amount of all Loans shall not exceed the Commitments then in effect.

     Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b)-(d) of this Section 6.2.

   Section 6.3. Determinations Under Section 6.1. For purposes of determining compliance with the conditions specified in Section 6.1, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Effective Date specifying its objection thereto.

Section 7.  Covenants.

     The Borrower covenants and agrees that, so long as any Note is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks or except as otherwise provided herein:

   Section 7.1. Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.11 hereof. As a condition to establishing or acquiring any Subsidiary, unless the Required Banks otherwise agree, the Borrower shall (i) if required pursuant to Section 7.20, cause such Subsidiary to execute a Subsidiary Guarantee Agreement, (ii) if such Subsidiary is required to execute a Subsidiary Guarantee Agreement pursuant to
Section 7.20, cause such Subsidiary to deliver documentation similar to that described in Section 6.1(a) through (c) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and under the Subsidiary Guarantee Agreement in form and substance reasonably satisfactory to the Required Banks and (iii) deliver an updated Schedule 5.2 to reflect the new Subsidiary.

   Section 7.2. Maintenance. The Borrower will maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it.

   Section 7.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP, if required, have been provided therefor on the books of the Borrower.

   Section 7.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event with respect to which the PBGC has waived the thirty day notice requirement by regulation, (ii) receipt of any written notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan or Multiemployer Plan, to the extent the Borrower would incur a material liability as a result thereof, and (iv) the occurrence of any event affecting any Plan or Multiemployer Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit.

   Section 7.5. Insurance. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

   Section 7.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives (as may be reasonably acceptable to the Borrower) such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request through the Administrative Agent; and without any request, the Borrower will furnish each of the following to each Bank:

            (i) within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated and consolidating financial statements for such fiscal year, including the consolidated and consolidating balance sheet of the Borrower for such year and the related consolidated and consolidating statements of income, and the related consolidated statement of cash flow, and, with regard to the consolidated statements, as certified by independent public accountants of recognized national standing selected by the Borrower, in accordance with GAAP with such accountants' unqualified opinion to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (ii) within 45 days after the end of each of the first three quarterly fiscal periods of the Borrower, a consolidated and consolidating unaudited balance sheet of the Borrower, and the related consolidated and consolidating statements of income, and the related consolidated statement of cash flow, as of the close of such period, all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP (except for the fact that the consolidating financial statements were not consolidated) and certified by the Borrower's chief financial officer, vice president-finance, corporate controller or treasurer, on behalf of the Borrower and not in such officer's individual capacity, as fairly presenting the consolidated financial condition as at the dates thereof and the consolidated and consolidating results of operations for the periods covered thereby (subject to normal and recurring year-end adjustments), provided that certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP may be condensed or omitted pursuant to applicable rules and regulations for interim financial statements, if the disclosures made are adequate to make the information presented not misleading; and

            (iii) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders generally, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges.

     (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer, vice president-finance, corporate controller or treasurer, on behalf of the Borrower and not in such officer's individual capacity, to the effect that, to the best of his or her knowledge after due inquiry, (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (ii) the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), and (B) a Compliance

Certificate in the form of Exhibit C hereto showing the Borrower's compliance with the covenants set forth in Sections 7.9, 7.11 and 7.13-7.17 hereof.

       (c) The Borrower will promptly (and in any event within five Business Days after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank:

            (i) of the occurrence of any Default or Event of Default;

            (ii) of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries that could reasonably be expected to have a material adverse effect on the business, operations, property or condition, financial or otherwise, of the Borrower individually or the Borrower and its Subsidiaries taken as a whole;

            (iii) of a material adverse change in the business, operations, Property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole; and

            (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof.

       (d) The Borrower will furnish to each Bank within 90 days after the end of each fiscal year financial projections for the Borrower for the fiscal year immediately following such fiscal year end, such projections to include a pro forma balance sheet and statement of income for the Borrower.

   Section 7.7. Bank Inspection Rights. Upon reasonable notice from any Bank at any time during which Borrowings are outstanding or have been requested hereunder, the Borrower will, at the Borrower's expense at any time an Event of Default has occurred and is continuing and at the Bank's expense at all other times, permit such Bank (and such Bank's representatives as are reasonably acceptable to Borrower) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account and to discuss their respective affairs, finances and accounts with their respective officers, and, with the consent of the Borrower (such consent not to be unreasonably withheld), with their independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons reasonably acceptable to the Borrower as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that if any Bank initiates the discussion with such accountants, the Borrower shall have the right to be present at such discussion, provided, further, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar quarter.

   Section 7.8. Conduct of Business. Neither the Borrower nor any Subsidiary will engage in any line of business that would be material to the operations of the Borrower individually if, as a result, the general nature of the business of the Borrower individually would be substantially changed from that conducted on the date hereof.

   Section 7.9. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 7.9 shall not apply to nor operate to prevent:

            (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP, if required, have been provided on the books of the Borrower;

            (b) Mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP, if required, have been provided on the books of the Borrower;

            (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP, if required, have been provided on the books of the Borrower;

            (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $15,000,000 at any one time outstanding;

            (e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property or within 60 days thereafter to finance the purchase price of such Property, Liens existing on any Property at the time of its acquisition by the Borrower or any Subsidiary, or Liens upon Property resulting from the sale by the Borrower or any Subsidiary of Property and the leasing of the same or similar Property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any such Lien shall apply only to the Property that was so acquired or sold and leased back and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $25,000,000 at any time outstanding;

            (f) Survey exceptions or encumbrances, easements, reservations, encroachments, rights-of-way, zoning or other restrictions as to the use of real properties which do not materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

            (g) Liens listed on Schedule 7.9 hereto;

            (h) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, provided that such filings are limited to the Property being leased pursuant to such operating leases;

            (i) Liens securing Indebtedness permitted pursuant to Sections 7.14(a), (b) and (c) hereof, provided however, that (i) in the case of Liens securing Indebtedness permitted pursuant to Section 7.14(a), the amount of such secured Indebtedness (exclusive of Indebtedness secured by Liens permitted by Section 7.9(d) or 7.9(e) hereof) shall not exceed an amount equal to 5% of the Borrower's total assets determined on a consolidating basis minus the amount of any assets relating to intercompany Indebtedness or Investments between the Borrower and its Subsidiaries otherwise included in calculating total consolidating assets (as such assets are computed and shown on a net basis in accordance with the consolidating financial statements referred to in Section 5.4 hereof) but otherwise in accordance with GAAP (calculated based upon the most recent consolidating financial statements of the Borrower delivered pursuant to
     Section 7.6) and (ii) in the case of Liens securing Indebtedness permitted pursuant to Section 7.14(b), the amount of such secured Indebtedness (exclusive of Indebtedness secured by Liens permitted by Section 7.9(d) or 7.9(e) hereof) shall not exceed an amount equal to 5% of the Borrower's total assets determined on a consolidated basis in accordance with GAAP (calculated based upon the most recent consolidated financial statements of the Borrower delivered pursuant to Section 7.6).

            (j) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (i), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

   Section 7.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing will be used by the Borrower for general corporate and working capital purposes, including advances to Subsidiaries, and for acquisitions permitted by Section 7.13(j). Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the

Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.9 hereof will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

   Section 7.11. Mergers, Consolidations and Sales. (a) The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation; provided, however, that this Section shall not apply to nor operate to prevent (i) the Borrower being a party to any merger where (A) the Board of Directors or such other governing body of the other Person party to such merger has approved of the terms of such merger, (B) the Borrower is the surviving Person and (C) after giving effect to such merger, no Default or Event of Default would then exist or (ii) any Subsidiary (A) merging into the Borrower, (B) merging into another Subsidiary of the Borrower or (C) being a party to any merger which does not involve the Borrower as a constituent party where (x) the Board of Directors or such other governing body of the other Person party to such merger has approved of the terms of such merger, (y) such Subsidiary is the surviving Person or the surviving Person is or becomes a Subsidiary of the Borrower as a result of the merger and (z) after giving effect to such merger, no Default or Event of Default would then exist.

       (b) The Borrower shall not, nor shall it permit any Subsidiary to sell, transfer, lease or otherwise dispose of all or any substantial part of their Property taken as a whole, (excluding any disposition of Property as part of a sale and leaseback transaction), or in any event sell or discount (with recourse) any of their notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent (i) the Borrower or any Subsidiary from selling its inventory in the ordinary course of its business,
(ii) the sale of accounts receivable without recourse, (iii) sales of assets made pursuant to sale-leaseback transactions and (iv) sales and transfers of assets between Subsidiaries of the Borrower or sales and transfers of assets from Subsidiaries to the Borrower. The term "substantial" as used in this
Section 7.11(b) shall mean an amount (excluding dispositions otherwise permitted pursuant to clause (i) - (iv) above) in excess of the lesser of (i) 10% of the total assets of the Borrower and its Subsidiaries (computed on a consolidated basis based upon the total assets of the Borrower and its Subsidiaries set forth in the most recently prepared consolidated balance sheet) per fiscal year or
(ii) 25% of the total assets of the Borrower and its Subsidiaries (computed on a consolidated basis based upon the total assets of the Borrower and its Subsidiaries set forth in the most recently prepared consolidated balance sheet) cumulatively from the Effective Date through the Termination Date. For purposes of this Section 7.11(b) the Property of the Borrower and its Subsidiaries taken as a whole shall be valued at the book value of such Property.

       (c) The Borrower shall not sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, (excluding any disposition of Property as part of a sale and leaseback transaction), or in any event sell or discount (with recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent (i) the Borrower from selling its inventory in the ordinary course of its business, (ii) the sale of accounts receivable without recourse and (iii) sales of assets made pursuant to sale-leaseback transactions. The term "substantial" as used in this
Section 7.11(c) shall mean an amount (excluding dispositions otherwise permitted pursuant to clause (i) - (iii) above) in excess of the lesser of (i) 10% of the total assets of the Borrower (computed based upon the total assets of the Borrower on a consolidating basis as set forth in the most recently prepared consolidating balance sheet) per fiscal year or (ii) 25% of the total assets of the Borrower (computed based upon the total assets of the Borrower on a consolidating basis as set forth in the most recently prepared consolidating balance sheet) cumulatively from the Effective Date through the Termination Date. For purposes of this Section 7.11(c) the Property of the Borrower shall be valued at the book value of such Property.

   Section 7.12. Use of Property and Facilities; Environmental and Health and Safety Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Borrower or any of its Subsidiaries.

       (b) The Borrower will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(c) hereof, and in no event later than five (5) Business Days after an officer of the Borrower receives such notice or instrument.

   Section 7.13. Investments, Acquisitions, Loans and Advances. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) investments in readily marketable short term direct obligations of the United States of America or any other member state of the Organization of Economic Cooperation and Development (each an "OECD Country") or any U.S. federal or any OECD Country government agencies or instrumentalities;

            (b) investments in certificates of deposit, time deposits, or bankers' acceptances issued by commercial banks of recognized standing organized and supervised in the United States of America or any OECD Country and having a commercial paper rating in one of the two highest categories of Standard & Poor's Corporation or Moody's Investor's Service Inc. or, if not rated by either of such rating agencies, having an equivalent rating from any nationally recognized rating service in any OECD Country;

            (c) investments in commercial paper rated in one of the two highest categories by Standard & Poor's Corporation or Moody's Investor's Service Inc. or, if not rated by either of such rating agencies, having an equivalent rating from any nationally recognized rating service in any OECD Country;

            (d) investments in other readily marketable debt securities maturing in three years or less and rated BBB or higher by Standard & Poor's Corporation and Baa2 or higher by Moody's Investor's Service Inc. or, if not rated by either of such rating agencies, having an equivalent rating from any nationally recognized rating service in any OECD Country;

            (e) investments in repurchase agreements, the underlying securities for which consist of securities of the type described in clause (a) above, provided that such repurchase agreements are entered into with a commercial bank meeting the requirements of clause (b) above;

            (f) nonspeculative hedging activities related to investments of the type referred to in clauses (i) through (e) above;

            (g) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

            (h) endorsements of negotiable instruments for collection in the ordinary course of business;

            (i) loans and advances to employees of the Borrower or the Subsidiaries in the ordinary course of business or as approved by the Board of Directors of the Borrower;

            (j) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in a line of business related to that of the Borrower (whether by reason of the nature of the products sold by such business, the methods of distribution used by such business or otherwise), or capital stock or other Securities of such a Person which include at least a majority of the Voting Stock of such Person (including any such acquisition by way of merger or consolidation), provided that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iii) the aggregate purchase price of any such acquisition does not exceed $50,000,000, and (iv) no more than one such acquisition per fiscal year of the Borrower is permitted;

            (k)  Investments in Subsidiaries;

            (l) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in subsections (a), (b), (c) and (d) of this Section 7.13; and

            (m) other Investments, provided that the aggregate amount of any such Investments at any time outstanding does not exceed $15,000,000.

     In determining the amount of investments, loans and advances permitted under this Section 7.13, investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

   Section 7.14. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness of the Borrower which, when in place, will not cause the Borrower to be in violation of Sections 7.9 and 7.15-7.17 hereof;

            (b) Indebtedness of Subsidiaries of the Borrower (exclusive of intercompany Indebtedness) which, when in place, will not cause the Borrower to be in violation of Section 7.14(a), provided that such Subsidiary Indebtedness shall not exceed an amount equal to 10% of the Borrower's total assets determined on a consolidated basis in accordance with GAAP (calculated based upon the most recent consolidated financial statements of the Borrower delivered pursuant to Section 7.6);

            (c) Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted pursuant to Section 7.9(e) hereof which, when in place, will not cause the Borrower to be in violation of Sections 7.14(a) or 7.14(b) hereof, provided that the aggregate amount of outstanding Indebtedness permitted pursuant to this Section 7.14(e) shall not exceed $25,000,000; and

            (d) Indebtedness of any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

   Section 7.15.  Consolidated Net Worth. The Borrower will at all times:

            (a) Maintain Consolidated Net Worth of not less than the Minimum Required Amount; provided that if a change in accounting rules shall take effect which requires the Borrower to write-down any intangible assets on its balance sheet, the Banks and the Borrower shall negotiate in good faith to determine a new consolidated net worth covenant to replace this Section 7.15(a). For purposes of this Section 7.15(a), the "Minimum Required Amount" shall mean $175,000,000 and shall increase as of the first day of each fiscal year of the Borrower ending after the Effective Date, by an amount equal to 50% of the net positive Consolidated Net Income earned each fiscal year completed after June 30, 1995; and

            (b) Maintain Adjusted Domestic Net Worth of not less than the Domestic Minimum Required Amount; provided that if a change in accounting rules shall take effect which requires the Borrower to write-down any intangible assets on its balance sheet, the Banks and the Borrower shall negotiate in good faith to determine a new adjusted domestic net worth covenant to replace this Section 7.15(b). For purposes of this Section 7.15(b), the "Domestic Minimum Required Amount" shall mean $110,000,000 and shall increase as of the first day of each fiscal year of the Borrower ending after the Effective Date, by an amount equal to 50% of the net positive Domestic Net Income earned each fiscal year completed after June 30, 1995.

   Section 7.16. Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, (i) maintain a Leverage Ratio of not more than 0.45 to 1.00 and (ii) maintain a Domestic Leverage Ratio of not more than
0.45 to 1.00.

   Section 7.17. Interest and Rent Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, (i) maintain an Interest and Rent Coverage Ratio of not less than 3.5 to 1 and (ii) maintain a Domestic Interest and Rent Coverage Ratio of not less than 3.5 to 1.

   Section 7.18. Dividends and Other Shareholder Distributions. (a) The Borrower shall only declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

       (b) The Borrower shall not permit any Subsidiary to enter into any agreement or instrument which by its terms restricts the ability of such Subsidiary to (i) declare or pay dividends or make similar distributions, (ii) repay principal of, or pay any interest on, any Indebtedness owed to the Borrower or any Subsidiary, (iii) make payments of royalties, licensing fees and similar amounts to the Borrower or any other Subsidiary, or (iv) make loans or advances to the Borrower or any other Subsidiary.

   Section 7.19. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section Seven, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

   Section 7.20. Guarantees of Certain Material Subsidiaries. If any Material Subsidiary can execute and deliver a Subsidiary Guarantee Agreement without causing the undistributed earnings of such Subsidiary (as determined for Federal income tax purposes) to be treated as a deemed dividend to the Borrower for Federal income tax purposes or without resulting in any other material adverse tax consequences, then such Subsidiary shall execute and deliver a Subsidiary Guaranty Agreement.

Section 8.  Events of Default and Remedies.

   Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

            (a) default in the payment when due of the principal amount of any Loan or default in the payment when due of fees, interest or of any other Obligation and such default shall continue for a period of three days;

            (b) default (i) by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in the first sentence of Section
     7.1 (with respect to the Borrower), 7.10, 7.15, 7.16, 7.17 or 7.18(a)
     hereof or (ii) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 7.6(a), 7.9, 7.11, 7.13, 7.14 or 7.18(b) hereof, which is not remedied within five (5) Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent;

            (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within ninety (90) days after notice thereof shall have been given to the Borrower by the Administrative Agent;

            (d) (i) failure to pay when due Indebtedness in an aggregate principal amount of $5,000,000 or more of the Borrower or any Subsidiary or
     (ii) default shall occur (which is not waived within 10 Business Days from the date thereof) under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $5,000,000 or more is outstanding and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

            (e) any material representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

            (f) the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file within the period provided therefor an answer or other pleading denying the material allegations of any such proceeding filed against it,
     (vi) take any corporate action (such as the passage by the Borrower's board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

            (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in
     Section 8.1(f)(v) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

            (h) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

            (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts exceeding $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $2,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (j) the Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect in any material respect or is materially modified other than in accordance with the terms thereof and hereof; or

            (k) subject to the rights of holders of Liens permitted by this Agreement, the Obligations shall cease to rank at least pari passu in right of payment with all other senior obligations of the Borrower.

   Section 8.2. Non-Bankruptcy Defaults and Change of Control. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof with respect to the Borrower has occurred and is continuing or a Change of Control Event has occurred, the Administrative Agent shall, by written notice to the Borrower, if so directed by the Required Banks: (a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(b) or (c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice. In the event a Change of Control Event has occurred, the Required Banks agree to cause the Administrative Agent to notify the Borrower no later than 60 days from the date the Borrower delivers notice of such Change of Control Event to the Administrative Agent whether or not the Required Banks intend to exercise any remedies set forth herein on account of the occurrence thereof.

   Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing with respect to the Borrower, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

   Section 8.4. Expenses. The Borrower agrees to pay to the Administrative Agent and each Bank, and any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Administrative Agent or such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with the enforcement of any of the Credit Documents.

Section 9.  Change in Circumstances.

   Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. To the extent such change makes it unlawful for such Bank to maintain outstanding Eurodollar Loans to the end of the then applicable Interest Period therefor, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, that the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

   Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

            (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not generally being offered in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) Banks having 50% or more of the aggregate amount of the Commitments reasonably determine and so advise the Administrative Agent that LIBOR will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurodollar Loans or Loan for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurodollar Loans shall be suspended.

   Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

            (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans, or any other amounts due under this Agreement in respect of its Eurodollar Loans, or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its Lending Office is incorporated or located or in which such Bank's principal executive office or Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) with respect to, or shall impose on any Bank (or its Lending Office) any other condition affecting, its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans (other than as provided in (i) above);

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, subject to the further provisions of this Section 9.3, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

       (b) If on or after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy made after the Effective Date (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, subject to the further provisions of this Section 9.3, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

       (c) Each Bank that determines to seek compensation under this Section 9.3 shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder, if prepared in good faith and reasonably calculated, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

       (d) Notwithstanding any other provision of this Section 9, each Bank will, to the extent the increased costs or reductions in amounts receivable above relate to such Bank's loans or commitments in general and are not specifically attributable to a Loan or Commitment hereunder, use averaging and attribution methods which cover all loans and commitments similar to the Loans and Commitments made by such Bank in similar circumstances, whether or not the loan documentation for such other loans and commitments permits the Bank to make the determinations specified in this Section 9.

       (e) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 2.10, 9.3 or 12.1 is given by any Bank more than 90 days after such Bank obtains knowledge of the occurrence of the event giving rise to additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in said Sections, such Bank shall not be entitled to compensation under Section 2.10,

9.3 or 12.1, as the case may be, for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

   Section 9.4. Lending Offices. Subject to the provisions of Section 9.3(c), each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 12.12 hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

   Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under Section 2.10 hereof shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits of U.S. Dollars in the eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

Section 10.  The Agent.

   Section 10.1. Appointment and Authorization of Administrative Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The relationship between the Administrative Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any other Credit Document shall be construed to constitute the Administrative Agent as a trustee or fiduciary for any Bank or the Borrower. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Bank.

   Section 10.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Credit Documents.

   Section 10.3. Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to
Section 7.6(c)(i) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.3. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

   Section 10.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

   Section 10.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor or any other party contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent.

Each Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower or any Guarantor and any other relevant Person, and the Administrative Agent shall have no liability to any Bank with respect thereto.

   Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or the Agent has not, if permitted by applicable law, made written demand for reimbursement on the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. To the extent the Administrative Agent is fully reimbursed by the Banks pursuant to this Section 10.6 for any liabilities, losses, costs or expenses and is subsequently reimbursed by the Borrower for such liabilities, losses, costs or expenses, the Administrative Agent shall distribute to such Banks, pro rata based upon the amount each Bank paid to the Administrative Agent, any such amounts so reimbursed by the Borrower. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

   Section 10.7. Resignation of Administrative Agent and Successor Administrative Agent. ABN AMRO Bank N.V. agrees that, for so long as it or any of its Affiliates is a Bank hereunder, it shall continue to serve as the Administrative Agent. Subject to the foregoing, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks with the consent of the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks with the consent of the Borrower, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from any further duties or obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefits as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 11.  The Guarantees.

   Section 11.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness or other Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

   Section 11.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;

            (d) the existence of any administrative claim, set-off or other rights which the Guarantor may have at any time against the Administrative Agent, any Bank or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Credit Documents; or

            (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 11.

   Section 11.3.  Discharge Only Upon Payment in Full; Reinstatement in
Certain Circumstances. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

   Section 11.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Bank or any other Person against the Borrower, another Guarantor or any other Person.

       (b) Subrogation and Contribution. Each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 11 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent, any Bank or any other holder of an Obligation against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

   Section 11.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 11 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

   Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

Section 12.  Miscellaneous.

   Section 12.1. Withholding Taxes. (a) Payments Free of Withholding. Subject to the submission by each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) of forms concerning its complete exemption from United States withholding taxes pursuant to Section 12.1(b) hereof, and such form not being withdrawn pursuant to Section 12.1(c) hereof, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made provided, the Borrower shall not be obligated pursuant to this Section 12.1(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if, subject to Section 12(c), such Bank has not provided to the Borrower the forms required to be provided to the Borrower pursuant to
Section 12.1(b) or to the extent that such forms do not establish a complete exemption from withholding of such taxes. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor, as applicable such amount as such Bank or Administrative Agent reasonably determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Except as provided in Section 12.1(b), nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

       (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before (i) in the case of Banks party to this Agreement as of the date hereof, the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, and (ii) in the case of a Bank that subsequently becomes a party hereto, the effective date of the applicable assignment or amendment, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service, or any successor forms thereto. Thereafter and from time to time, each Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

       (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

   Section 12.2. No Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any
Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

   Section 12.3. Non-Business Day. Subject to the definition of Interest Period, if any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, such payment shall be due on the following Business Day and interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day.

   Section 12.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

   Section 12.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

   Section 12.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.10, Section 9.3 and Section 12.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

   Section 12.7. Set-Off. (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without prior notice to the Borrower or the Guarantors or to any other Person, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not
(a) that Bank or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Bank and such subsequent holder shall promptly notify the Borrower and the Administrative Agent after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

       (b) Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

   Section 12.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof or in the assignment agreement which any assignee bank executes pursuant to Section 12.12 hereof, and to the Borrower, the Guarantors and to the Administrative Agent to:

              If to the Borrower and/or the Guarantors:

              Viking Office Products, Inc.
              879 West 190th Street
              Gardena, California  90248
              Attention:  Ms. Carolyn Clarke, Corporate Treasurer
              Telecopy:  (310) 225-4513
              Telephone:  (310) 225-4209

              If to the Administrative Agent:

              Agency Services
              335 Madison Avenue
              New York, New York 10017
              Attention:  Linda Boardman
              Telecopy:  (212) 682-0364
              Telephone:  (212) 370-8509

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 12.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender if such transmission occurs on any Business Day prior to 5:00 p.m., local time, or on the next succeeding Business Day if such transmission occurs on a non-Business Day or after 5:00 p.m., local time, (ii) if given by courier, when delivered if such delivery occurs on any Business Day prior to 5:00 p.m., local time, or on the next succeeding Business Day if such delivery occurs on a non-Business Day or after 5:00 p.m., local time, (iii) if given by mail, three Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 12.8; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

   Section 12.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

   Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

   Section 12.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Commitments held by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to a federal reserve bank; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (ii) no such assignee or participant shall have any rights under this Agreement or any other Credit Documents except as provided in this Section 12.11 or shall constitute a "Bank" hereunder, (iii) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Credit Documents, and (iv) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of a Federal Reserve Bank to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.10 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantors hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

   Section 12.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the Borrower and Administrative Agent (which consent shall not be unreasonably withheld or delayed), at its own cost to assign all or any part of its Commitment (including the same percentage of its Note and outstanding Loans) to one or more other Persons; provided that such assignment is in an amount of at least $10,000,000 or the entire Commitment of such Bank, and if such assignment is not for such Bank's entire Commitment then such Bank's Commitment after giving effect to such assignment shall not be less than $10,000,000; and provided further that neither the consent of the Borrower nor of the Administrative Agent shall be required for any Bank to assign all of its Commitment to its parent company or any Affiliate of the assigning Bank which is at least 50% owned by such Bank or its parent company; and provided further, subject to the provisions of the preceding clause of this Section 12.12, at all times that this Agreement is in effect, the Administrative Agent, in its capacity as a Bank hereunder, shall retain a Commitment in an amount of at least $10,000,000. Each such assignment shall be made pursuant to an Assignment and Assumption Agreement which shall, among other things, set forth the assignee's address for notices to be given under Section 12.8 hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Administrative Agent and the Borrower of an executed copy of such assignment, delivery to the Administrative Agent and the Borrower of an executed copy of such assignment agreement and the forms referred to in Section
12.1 hereof, if applicable, and the payment of a $3,000 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its COmmitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment. The Administrative Agent shall provide prompt notice of the effective date of any such assignment to the Borrower.

   Section 12.13 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) two Authorized Representatives of the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

            (i) no amendment or waiver pursuant to this Section 12.13 shall (A) increase or extend the term of any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the written consent of each Bank; and

            (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Bank, change this Section 12.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release any Guarantor from its guaranty of any Obligations.

   Section 12.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

   Section 12.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Administrative Agent, in connection with the preparation and execution of the Credit Documents up to the amount set forth in the Fee Letter, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated, except that under no circumstances shall the Borrower be responsible for costs and expenses incurred solely in connection with the execution of participations and assignments pursuant to Sections 12.11 or 12.12. The Borrower further agrees to indemnify each Bank, the Administrative Agent, and their respective directors, agents, officers, employees and attorneys (collectively, the "Indemnities"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation but subject to the further provisions of this Section, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan (including, without limitation, the application of such proceeds to an acquisition), other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. If any claim, demand, action or proceeding for which indemnity may be sought hereunder is asserted against any Indemnitee, such Indemnitee shall promptly notify the Borrower, but the failure to so notify the Borrower shall not affect the Borrower's obligations under this Section 12.15 unless such failure shall result in a material prejudice to the Borrower. Upon receipt of such notice and the Borrower's execution of an acknowledgment in form and substance reasonably satisfactory to such Indemnitee pursuant to which the Borrower acknowledges that it is obligated to indemnify such Indemnitee, the Borrower may, so long as no Event of Default has occurred and is continuing, and if requested in writing by such Indemnitee the Borrower shall, assume the defense of such claim, demand, action or proceeding with legal counsel selected by the Borrower and reasonably satisfactory to the Indemnitee. In connection with any such claim, demand, action or proceeding, the Borrower and all such Indemnitees may be represented by the same legal counsel selected by the Borrower and reasonably satisfactory to each of the Indemnitees, provided that if legal counsel to any Indemnitee determines in good faith that such representation would or could reasonably be expected to result in a conflict of interest under any applicable law or ethical rules or that a defense or counterclaim is available to any such Indemnitee that is not available to all persons so represented, then, to the extent determined by legal counsel to Indemnitee to be reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled (at Borrower's expense) to separate representation by legal counsel selected by that Indemnitee and, so long as no Event of Default has occurred and is continuing, reasonably satisfactory to the Borrower, provided, further that if it is not, in the reasonable opinion of each Indemnitee using separate legal counsel pursuant to the first proviso of this sentence, disadvantageous to such Indemnitee, such Indemnitees shall use the same legal counsel, such legal counsel to be satisfactory to each such Indemnitee. So long as no Event of Default has occurred and is continuing, no Indemnitee shall settle any claim, demand, action or proceeding for which indemnity may be sought hereunder without the Borrower's prior consent to the terms of such proposed settlement or compromise. The Borrower may settle any claim, demand, action or proceeding for which indemnity may be sought hereunder without obtaining the consent of any Indemnitee provided that such settlement or compromise requires no more than a monetary payment for which the Indemnitee is fully indemnified (as acknowledged by the Borrower in a writing in form and substance reasonably satisfactory to such Indemnitee) or involves other matters not binding upon the Indemnitee. The Borrower, upon demand by the Administrative Agent or a Bank at any time, shall reimburse the Administrative Agent or Bank for any reasonable legal or other expenses (including allocable fees and expenses of in-house counsel) incurred in connection with investigating or defending against any of the foregoing except if (i) the same is directly due to the gross negligence or willful misconduct of the party to be indemnified or (ii) pursuant to the fourth to last sentence of this

Section 12.15, the same legal counsel represents the Borrower and the Administrative Agent or Bank, as applicable, and the Borrower has paid the fees and expenses of such counsel.

   Section 12.16. Confidentiality. (a) The Administrative Agent and the Banks hereby acknowledge and agree that, except as hereinafter provided, all information concerning the Borrower and its business (and the Subsidiaries and their business) heretofore or hereafter provided to them by or on behalf of the Borrower under or pursuant to the Credit Documents and the transactions contemplated thereby is confidential information and proprietary to the Borrower. Subject to the requirements of any applicable law, order or decree, the Administrative Agent and the Banks each hereby agree that, at all times, they shall keep in confidence and not use or disclose to any other Person any such information; provided that any such information may be disclosed to the "Representatives" of the Administrative Agent or any Bank as and to the extent reasonably necessary in connection with the negotiation and administration of the Credit Documents and the enforcement of the rights of the Administrative Agent and Banks hereunder; and provided further, the Administrative Agent and the Banks shall cause their Representatives to maintain the confidentiality of all such information disclosed to them hereunder as and to the extent required herein. The obligations of the Administrative Agent and the Banks under this
Section 12.16 shall not apply to information which is ascertainable from public or trade sources or public information or which becomes generally available to the public other than as a result of a disclosure by a party or a parties' Representatives in violation of this Agreement. As used herein, the term "Representatives" of a person means the respective directors, officers, employees, agents and professional advisors of such Person and its Affiliates.

       (b) Notwithstanding the foregoing, each Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to
Section 12.11 or 12.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing (a copy of which shall be delivered to the Borrower) to preserve the confidentiality of any such information as and to the extent required hereunder.

   Section 12.17. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

   Section 12.18. Construction. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

   Section 12.19. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

   Section 12.20. Submission to Jurisdiction; Waiver of Jury Trial. THE BORROWER AND EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                       Viking Office Products, Inc.


                                       By:   /s/  M. Bruce Nelson
                                          ------------------------------
                                          Name:  M. Bruce Nelson
                                          Its:   President & Chief Operating
                                                    Officer



                                       By:   /s/  Lisa Billig
                                          ------------------------------
                                          Name:  Lisa Billig
                                          Its: Vice President - Finance


                                       ABN AMRO BANK N.V., as Administrative
                                         Agent

                                       By:  ABN AMRO North America, Inc.
                                            its agent


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                       Viking Office Products, Inc.



                                       By:
                                          ------------------------------
                                          Name:
                                          Its:



                                       By:
                                          ------------------------------
                                          Name:
                                          Its:




                                       ABN AMRO BANK N.V., as Administrative
                                         Agent

                                       By:  ABN AMRO North America, Inc.
                                            its agent



                                       By:   /s/  Ellen M. Coleman
                                          ------------------------------
                                          Name:  Ellen M. Coleman
                                          Title: Assistant Vice President



                                       By:   /s/  John A. Miller
                                          ------------------------------
                                          Name:  John A. Miller
                                          Title: Group Vice President/Director

Address and Amount of
Commitments:

Address:

300 South Grand Avenue                     ABN AMRO Bank N.V., Los Angeles
Suite 1115                                   International Branch, in its
Los Angeles, California  90071               individual capacity as a Bank
Attention:  John Miller or Ellen Coleman
Telephone:  (213) 687-2306/2072
Telecopy: (213) 687-2061                     By:  ABN AMRO North America, Inc.,
                                                  as Agent

Commitment:  $20,000,000.00
                                             By:   /s/  Ellen M. Coleman
                                                ---------------------------
                                                Name:  Ellen M. Coleman
                                                Title: Assistant Vice President


                                             By:   /s/  John A. Miller
                                                ---------------------------
                                                Name:  John A. Miller
                                                Title: Group Vice President/
                                                        Director
Lending Offices:

Base Rate Loans:

300 South Grand Avenue
Suite 1115
Los Angeles, California  90071
Attention:  Carol Yi
Telephone:  (213) 687-2026
Telecopy:   (213) 687-2085/2061

Eurodollar Loans:

300 South Grand Avenue
Suite 1115
Los Angeles, California  90071
Attention:  Carol Yi
Telephone:  (213) 687-2026
Telecopy:   (213) 687-2085/2061

Address and Amount of
Commitments:

Address:

550 South Hope Street - 3rd Floor    Union Bank of California, N.A.
Los Angeles, California  90071
Attention:  Andrew G. Ewing, Jr.
Telephone:  (213) 243-3557           By:  /s/  Andrew G. Ewing, Jr.
Telecopy:   (213) 243-3552              ------------------------------
                                         Name:  Andrew G. Ewing, Jr.
                                         Title: Vice President
Commitment:  $20,000,000.00

Lending Offices:

Base Rate Loans:

550 South Hope Street - 3rd Floor
Los Angeles, California  90071
Attention:  Andrew G. Ewing, Jr.
Telephone:  (213) 243-3557
Telecopy:   (213) 243-3552

Eurodollar Loans:

550 South Hope Street - 3rd Floor
Los Angeles, California  90071
Attention:  Andrew G. Ewing, Jr.
Telephone:  (213) 243-3557
Telecopy:   (213) 243-3552

Address and Amount of
Commitments:

Address:

707 Wilshire Boulevard               Wells Fargo Bank, N.A.
Los Angeles, California  90017
Attention:  Gregory P. Brown
Telephone:  (213) 614-3084           By:  /s/  Gregory P. Brown
Telecopy:   (213) 614-2569              ---------------------------
                                        Name:  Gregory P. Brown
                                        Title: Vice President

Commitment:  $20,000,000.00

Lending Offices:

Base Rate Loans:

201 Third Street
San Francisco, California  94103
Attention:  Tessie Melgar
Telephone:  (415) 477-5421
Telecopy:   (415) 979-0675
            (415) 512-9068

Eurodollar Loans:

201 Third Street
San Francisco, California  94103
Attention:  Tessie Melgar
Telephone:  (415) 477-5421
Telecopy:   (415) 979-0675
            (415) 512-9068

                                   EXHIBIT A
                                      NOTE

$_________________                                               _________, 1996

     For Value Received, the undersigned, Viking Office Products, Inc., a ____________ corporation (the "Borrower"), promises to pay to the order of
_______________ (the "Bank") at the principal office of ABN AMRO Bank N.V. in New York, New York, in immediately available funds, the principal sum of ________________ ($_______________), or if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under its Commitment pursuant to the Credit Agreement (as defined below), with each Eurodollar Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, and each Base Rate Loan to mature and become due and payable on the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books and records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Base Rate Loan, or a Eurodollar Loan and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books and records or on a schedule to this Note, shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of ___________, 1996, among the Borrower, certain Guarantors, ABN AMRO Bank N.V., as Administrative Agent, and the banks from time to time party thereto (as amended, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning herein as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner provided in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                     Viking Office Products, Inc.

                                     By_______________________________________
                                        Its___________________________________

                                     By_______________________________________
                                       Its____________________________________

                                      -2-